CLIPPER FUNDSM

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 6, 2001

To Our Shareholders:

     The Annual Meeting of Shareholders of Clipper FundSM will be held on Friday, April 6, 2001 at 10:00 a.m., at the Peninsula Beverly Hills, in the Verandah Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California. The purpose of the Annual Meeting is to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement, which is incorporated into this notice by reference:

1.	Election of a Board of Directors; and

2.	Such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 31, 2001 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof.
By Order of the Board of Directors

James Gipson
Chairman & President

February 28, 2001

PROXY STATEMENT

PROXY STATEMENT
CLIPPER FUNDSM

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 6, 2001

     This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Clipper FundSM (the "Fund") for use at the Annual Meeting of Shareholders of the Fund (the "Meeting"), to be held on Friday, April 6, 2001 at 10:00 a.m. at the Peninsula Beverly Hills, in the Verandah Room, at 9882 Little Santa Monica Boulevard, Beverly Hills, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record at the close of business on January 31, 2001 will be entitled to receive notice of and to vote at the meeting. This proxy statement will be mailed to shareholders on or about February 28, 2001

     Each share of capital stock is entitled to one vote, except that shareholders are entitled to cumulate votes for the election of directors. Thus, each shareholder entitled to vote for directors will be able to give one candidate that number of votes which is equal to four (the number of directors to be elected) multiplied by the number of shares that the shareholder holds, or be able to distribute that number of votes among two or more candidates in such a manner as the shareholder sees fit. Cumulative voting will be provided to all shareholders only if a shareholder at the meeting and prior to the election of directors gives notice of his intention to cumulate votes.

     The required quorum for the transaction of business at the Meeting is the presence in person or by proxy of a majority of the shares entitled to vote at the meeting of shareholders.

     Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, or, if no specification is made, according to the recommendations of the Board of Directors in this Proxy Statement. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by giving another proxy or by a writing delivered to the Fund. This revocation must show the shareholder's name and account number and must be received prior to the voting at the meeting to be effective. In addition, a shareholder attending the meeting in person, who wishes to do so, may vote by ballot at the meeting, thereby canceling any proxy previously given. The Fund had 16,811,136 shares of capital stock outstanding as of January 31, 2001.

     Proxy materials will be mailed to shareholders of record on or about February 28, 2001. Copies of the Fund's most recent Annual and/or Semi-Annual report may be obtained from the Fund at no charge by writing or telephoning the Fund at its principal executive offices at Suite 800, 9601 Wilshire Boulevard, Beverly Hills, CA 90210, telephone (800) 776-5033 Attention: Michele Smith.

PRINCIPAL SHAREHOLDERS OF SECURITIES

     The following is information about persons known to the Fund to be record owners of five percent or more of the outstanding shares of the capital stock of the Fund as of January 31, 2001

	Number of
	Shares Owned	Percent
Name and Address	of Record	of Class

Charles Schwab & Co. Inc. (1)	3,583,636	21.3%
Attention: Mutual Fund Department
101 Montgomery Street
San Francisco, CA 94104

Fidelity Investments Institutional (2)	2,205,397	13.1%
Operations Co (FIIOC)
As Agent for Certain Emp Ben Plans
100 Magellan Way #KW1C
Covington, KY 41015-1999

National Financial Services Corporation (3)	1,917,663	11.4%
For the Exclusive Benefit of Our Customers
PO Box 3908 Church St Station
New York, NY 10008-3908

(1). Charles Schwab & Co. Inc. is the nominee account for many individual shareholder accounts; the Fund is not aware of the size or identity of any of the individual accounts.

(2). Fidelity Investments Institutional Operations Co is the trustee for several company sponsored retirement plans; the Fund is not aware of the size or identity of these plans.

(3). National Financial Services Corporation is the nominee account for many individual shareholder accounts; the Fund is not aware of the size or identity of any of the individual accounts.

PROPOSAL 1. ELECTION OF BOARD OF DIRECTORS

     It is proposed that a Board of four (4) directors be elected, each director to hold office indefinitely or until the next annual meeting of shareholders and until his or her successor is elected and qualified. It is the intention of the proxy holders named in the accompanying form of proxy to vote such proxy for the election of the persons listed below unless shareholders specifically indicated in their proxies their desire to withhold authority to vote for such persons. Unless otherwise specified, proxy holders (or their substitutes) may cast an equal number of votes for each nominee for director or accumulate such votes and distribute them among the nominees at the discretion of said proxy holders. The Board of Directors does not contemplate that any nominee will be unable to serve as a director for any reason, but if that should occur prior to the meeting, the proxy holders reserve the right to substitute another person or persons of their choice as nominee or nominees.

     Each nominee who is deemed an "interested person" of the Fund, as defined in the Investment Company Act of 1940(the " '40 Act"), is indicated by an asterisk. Mr. Gipson is deemed an "interested person" of the Fund because he is an officer of Pacific Financial Research, Inc. ("PFR" or the "Investment Advisor") and is an officer of the Fund. The Investment Adviser also acts as the Fund's administrator and is located at 9601 Wilshire Blvd., Suite 800, Beverly Hills, CA 90210. Each person listed in the table (page 5) for the position of Director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. Also listed are those persons who have been chosen to become an officer and have consented to continue to act in that capacity.

Please see chart on opposite page.

(1)	(2)	(3)	(4)	(5)	(6)	(7)
Name, Address, and Age	Position(s)Held with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director or Nominee for Director	Other Directorships Held by Director or Nominee for Director	Value of Shares of Capital Stock of the Fund beneficially owned directly or indirectly as of January 31, 2001

James H. Gipson * 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (58)	President, Chairman of the Board, and Director	One year and from inception of the Fund to the present.	President, Chairman of the Board, and Portfolio Manager, PFR	One	None	Over $100,000 (1)

F. Otis Booth 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (77)	Director (independent)	One year and from inception of the Fund to the present.	Private investor and rancher since 1973.	One	None	Over $100,000 (2)

Norman B. Williamson 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (69)	Director (independent)	One year and from inception of the Fund to the present.	Private investor, retired from PFR as a Vice President and Portfolio Manager in 1990.	One	None	Over $100,000 (3)

Larry P. McNamee 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (66)	Director (independent)	One year and from inception of the Fund to the present.	Professor of Computer Science at UCLA since 1966, retired 1994	One	None	Over $100,000 (4)

Michael C. Sandler 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (46)	Vice President	One year and from inception of the Fund to the present.	Vice President, Director, and Portfolio Manager, PFR	One	None	Over $100,000 (5)

Michael Kromm 9601 Wilshire Blvd. #800 Beverly Hills, CA 90210 (55)	Secretary/ Treasurer	One year and from inception of the Fund to the present.	Operations Manager, PFR	One	None	Over $100,000 (6)

While the Adviser of the Fund acts as an adviser to one other fund, the Clipper Focus Portfolio, a member of the United Asset Management family of funds, none of the above listed officers nor directors of the fund, own beneficially any outstanding shares of capital stock of that Fund. None of the Directors or Officers holds a similar position with that Fund or any other Fund.

(1)

Of the 237,040 shares attributed to Mr. Gipson, 127,075 are held by the Pacific Financial Research, Inc. Money Purchase Plan and Trust (the "Plan"), 10,683 are held by the Pacific Financial Research Employees Savings Plan (the "ESP"), 99,283 are held by Mr. Gipson of which 4,838 shares are held in an IRA account and 4,875 are held by Mrs. Gipson in an IRA. The 127,075 shares held by the Plan include 74,077 shares in which Mr. Gipson has a vested interest, 18,414 shares in which Michael Sandler, Vice President of the Fund, has a vested interest, and 2,795 shares in which Michael Kromm, Secretary/Treasurer of the Fund, has a vested interest. The 10,683 shares held by the ESP include 1,591 shares in which Mr. Gipson has a vested interest, 1,669 shares in which Mr. Sandler has a vested interest and 1,240 shares in which Mr. Kromm has a vested interest.

(2)	The 29,053 shares attributed to Mr. Booth are held, individually, by him.

(3)	The 23,482 shares attributed to Mr. Williamson are held individually by him in an IRA.

(4)	Of the 14,793 shares attributed to Professor McNamee, 1,675 shares are held by him in an IRA and 13,118 shares are held in a trust.

(5)	Of the 8,197 shares attributed to Mr. Sandler, 1,953are held in an IRA; 1,139 are held by Mrs. Sandler in an IRA and 5,105 shares are held as a custodian

(6)	Of the 3,456 shares attributed to Michael Kromm, 2,668 are held by in an IRA; 181 are held by Mrs. Kromm in an IRA and 607 shares are held as a custodian.

     As of January 31, 2001, for each Director consenting to serve if elected the following presents the beneficial ownership of those Directors , who are not and would not be considered "interested persons" of the Fund:
(1)	(2)	(3)	(4)	(5)	(6)
Name of Director or Nominee	Name of Owners and Relationships to Director or Nominee	Company	Title and Class	Value of Shares of Capital Stock beneficially owned directly or indirectly as of January 31, 2001	Percent of Class

F. Otis Booth	None	PFR and its parent company*	Shares of Capital Stock	None	-

Norman B. Williamson	None	PFR and its parent company*	Shares of Capital Stock	None	-

Larry P. McNamee	None	PFR and its parent company*	Shares of Capital Stock	None	-

* PFR is a wholly owned subsidiary of United Asset Management Corp., which is in turn wholly owned by Old Mutual, plc.

     Over the last two years no nominee for director has had any material interest in a material transaction, or a proposed material transaction, to which PFR or the Fund was or is to be a party. During the last two years no nominee has been indebted to the Fund. No nominee has been a party adverse to the Fund in any material pending legal proceedings. In addition, no nominee has been the subject of any adverse securities-related judgments or orders.

     The Fund's Board of Directors has a standing audit committee and no nominating or compensation committee or any committee performing similar functions. The Directors who are not "interested persons" of PFR serve as the audit committee. Since its inception in September 2000, the audit committe met once in December 2000 to select the independent accountants for the Fund's fiscal year 2001.

REMUNERATION OF DIRECTORS, OFFICERS AND OTHERS

     Officers and directors of the Fund who are also officers, directors, shareholders, employees or otherwise "interested persons" of the Investment Adviser receive no remuneration from the Fund. Each other director receives an annual fee of $5,000. During the Fund's last fiscal year, three of the four directors who were not "interested persons" of the Fund or the Investment Adviser received combined fees and no expenses totaling $15,000. There were five Board of Director's meetings (four regular and one special) and two shareholder's meeting held in calendar year 2000. Each of the directors attended 100% of those meetings except for Mr. Williamson who attended four of the five Board meetings. The Fund has no bonus, profit-sharing, pension or retirement plan.
Compensation Table:
Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund Complex Paid to Directors
James H. Gipson, President & Chairman of the Board	$ -0-	$ -0-	$ -0-	$ -0-

F. Otis Booth, Director	$ 5,000	$ -0-	$ -0-	$ 5,000

Norman B. Williamson, Director	$ 5,000	$ -0-	$ -0-	$ 5,000

Lawrence P. McNamee, Director	$ 5,000	$ -0-	$ -0-	$ 5,000

Michael C. Sandler, Vice President	$ -0-	$ -0-	$ -0-	$ -0-

Michael Kromm, Secretary/Treasurer	$ -0-	$ -0-	$ -0-	$ -0-

RECOMMENDATION AND REQUIRED VOTE

     THE BOARD OF DIRECTORS, INCLUDING ALL "NON-INTERESTED" DIRECTORS, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE NOMINEES AS DIRECTORS OF THE FUND.

     In the election of directors, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected directors.

OTHER MATTERS

      The Board of Directors is not aware of any other matters which may come before the meeting. However, should any such matters properly come before the meeting, it is the intention of the proxy holders named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters. Votes withheld from any nominee for director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. Abstentions and broker non-votes will also be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The Fund will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally by telephone and the Fund may pay persons holding shares of the Fund in their names or those of their nominees for their expenses in sending soliciting material to their principals.

     Proposals of shareholders intended to be presented at the next annual meeting of the Fund must be received by the Fund for inclusion in the Fund's proxy statement relating to that meeting at the principal executive offices of the Fund at 9601 Wilshire Boulevard, Suite 800, Beverly Hills, California 90210, not later than December 31, 2001.

NOTICE TO BANKS, BROKERS/DEALERS AND VOTING
TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, in care of National Financial Data Services, Inc., P.O. Box 5229, Kansas City, Missouri 64120, whether other persons are the beneficial owners of the shares for which proxies are being solicited from you and, if so, the number of copies of the Proxy Statement, other soliciting material and Annual Report you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY BALLOT IN THE ENCLOSED STAMPED ENVELOPE. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY CHANGE YOUR VOTE, IF DESIRED, AT THAT TIME.

FEBRUARY 28, 2001

PROXY BALLOT

CLIPPER FUNDSM
c/o NFDS, P.O. BOX 219152
Kansas City, Missouri 64121-9152

ANNUAL MEETING OF SHAREHOLDERS - APRIL 6, 2001

This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints James H. Gipson, proxyholder, with full power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Clipper Fund, Inc. to be held on April 6, 2001, and at any adjournments thereof, with respect to the matters below hereof hereof, which are more fully described in the Proxy Statement dated February 28, 2001, receipt of which is acknowledged by the undersigned.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS IS MADE, ACCORDING TO THE RECOMMENDATIONS OF MANAGEMENT IN THE PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, THE PROXYHOLDER NAMED HEREON, OR THEIR SUBSTITUTES, MAY CAST AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE FOR DIRECTOR OR CUMULATE SUCH VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AT THE DISCRETION OF SAID PROXYHOLDERS.

PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees or guardians should give full titles when signing. Please sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

To vote by Telephone

  Read the Proxy statement and have the Proxy card below at hand.
  Call 1-800-690-6903
  Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

To vote by Internet

  Read the Proxy statement and have the Proxy card below at hand.
  Go to the Website www.proxyvote.com
  Enter the 12-digit control number set forth on the Proxy card and follow the simple instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLIPPER FUND, INC.

For address changes and/or comments, please check
and write them on the back where indicated.         [  ]

Election of Directors
1.  The election of the nominees for Directors specified
    in the Proxy Statement.
                                                      For   Withhold   For All
                                                      All     All       Except
                                                      [ ]     [ ]         [ ]
    01) F. Otis Booth, Jr.  03) Lawrence P. McNamee
    02) James H. Gipson     04) Norman B. Williamson

    To withhold authority to vote, mark "For all Except" and write the nominee's number on the line below.

    __________________________

2.  Such other business as may properly come before the meeting or at any adjournment thereof. As to such business the undersigned hereby confers discretionary authority.

____________________________________________    _______________________________
Signature [PLEASE SIGN WITHIN BOX]   Date       Signature (Joint Owners)   Date